UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-10898 (Commission File Number)	41-0518860 (IRS Employer Identification No.)

485 Lexington Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, without par value	TRV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Travelers Companies, Inc. (the “Company”) held its annual meeting of shareholders on May 21, 2020. For more information on the following proposals submitted to shareholders, see the Company’s definitive proxy statement, dated April 3, 2020. Below are the final voting results.

Item 1 — Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Alan L. Beller	189,976,779	8,143,860	381,125	24,793,820
Janet M. Dolan	192,231,288	5,939,402	331,074	24,793,820
Patricia L. Higgins	190,208,244	7,959,496	334,024	24,793,820
William J. Kane	196,367,265	1,718,566	415,933	24,793,820
Clarence Otis Jr.	188,303,984	9,829,125	368,655	24,793,820
Elizabeth E. Robinson	197,636,124	529,297	336,343	24,793,820
Philip T. Ruegger III	196,188,356	1,816,982	496,426	24,793,820
Todd C. Schermerhorn	197,587,663	514,006	400,095	24,793,820
Alan D. Schnitzer	188,383,878	9,031,540	1,086,346	24,793,820
Donald J. Shepard	194,010,261	4,111,408	380,095	24,793,820
Laurie J. Thomsen	190,048,862	8,102,665	350,237	24,793,820

Item 2 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
213,947,872	8,986,067	361,645	0

Item 3 — Non-Binding Vote to Approve Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
187,943,352	9,500,224	1,058,188	24,793,820

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Travelers Companies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2020	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Christine K. Kalla
Name: Christine K. Kalla Title: Executive Vice President and General Counsel

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